SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS

          GAMCO INVESTORS, INC.
                                 3/14/00            5,500-           33.8636
                                 3/13/00            1,500-           33.0000
                                 3/13/00            2,000-           33.1250
                                 3/13/00            9,900-           32.9161
                                 3/10/00            3,000-           33.1042
                                 3/09/00            2,000-           33.2813
                                 3/09/00            1,000-           33.2500
                                 3/08/00           24,000-           32.4450
                                 3/08/00            1,500-           33.5625
                                 3/08/00            1,000-           32.4450
                                 3/08/00            1,500-           33.5625
                                 3/08/00           12,700-           32.8859
                                 3/08/00            1,500            33.5625
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/14/00            1,000-           34.9988
                                 3/08/00           15,000-           32.6489
                                 3/08/00            5,000-           32.3828















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.